UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2006

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2006, the Compensation Committee of The Williams Companies, Inc. ("Williams") Board of Directors (the "Compensation Committee") approved an annual incentive program for the Company’s executive officers. Funding under the 2006 annual incentive program will be based on Williams’ 2006 improvement in Economic Value Added ("EVA"). The payout of incentive awards to Williams’ executive officers under the 2006 annual incentive program will be based on the level of EVA attained. The Compensation Committee will also establish the target incentive opportunity for each of our executive officers, expressed as a percentage of base salary, using survey data for individuals in comparable positions and markets. The annual incentive program funds a bonus up to a maximum of 400 percent of target. Two-thirds of any award earned above 200 percent of target is placed in a reserve and is at risk based on future EVA performance. The Compensation Committee will review each executive officer's performance and contributions for the year, in consultation with the Chief Executive Officer with respect to executives other than the Chief Executive Officer, and will allocate the awards among the officers based on individual performance, business unit performance, and target opportunity for each position. The Compensation Committee retains full discretion to determine whether a payout will be made under the program.

On February 5, 2004, the executive officers of Williams were granted certain performance-based deferred shares. One-third of the deferred shares granted were eligible to be earned annually upon attainment of performance targets established by the Compensation Committee each year in the first 90 days of each calendar year. The shares have a five-year term whereby there are five opportunities to earn the deferred shares granted. The shares that are earned during the five years will be issued no earlier than at the end of the five-year term. In January 2005, the Compensation Committee approved specific targets for the earning of the second one-third of the 2004 performance based deferred shares. The determination of attainment of those performance targets will be made by the Compensation Committee following Williams’ year-end earnings release expected to occur on February 28. On January 26, 2006, the Compensation Committee approved a specific performance target for the earning of one-third of the 2004 performance based deferred shares. The performance target will be based on the level of EVA attained in 2006.

On February 25, 2005, the executive officers of Williams were granted certain performance-based deferred shares. One-third of the deferred shares granted were eligible to be earned annually upon attainment of performance targets established by the Compensation Committee each year in the first 90 days of each calendar year. The shares have a three-year term, with one-third of the grant eligible to be earned in each of three years. The shares that are earned during the three years will be issued no earlier than at the end of the three-year term. In February 2005, the Compensation Committee approved specific targets for the earning of the first one-third of the 2005 performance based deferred shares. The determination of attainment of those performance targets will be made by the Compensation Committee following Williams’ year-end earnings release expected to occur on February 28. On January 26, 2006, the Compensation Committee approved a specific performance target for the earning of the second one-third of the 2005 performance based deferred shares. The performance target will be based on the level of EVA attained in 2006.

For each EVA improvement target discussed herein, the Compensation Committee reviews and approves the EVA calculation to ensure fairness to the Williams' officers, employees and shareholders, taking into account such items as mark-to-market accounting treatment and other non-recurring items or other developments that were not contemplated as part of Williams' business plan EVA targets.

EVA is a registered trademark of Stern, Stewart and Company.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

February 1, 2006	By:	Brian K. Shore

Name: Brian K. Shore
Title: Secretary